Exhibit 99.1

Boots & Coots Reports First Quarter Results

HOUSTON--(BUSINESS WIRE)--May 6, 2010--Boots & Coots, Inc. (NYSE Amex: WEL), announced revenues of $53.3 million for the first quarter ended March 31, 2010, compared to revenues of $54.7 million for the same period last year. Net income for the quarter was $0.7 million, or $0.01 per diluted share, compared to $1.9 million, or $0.03 per diluted share for the first quarter of 2009. EBITDA (earnings before interest, income taxes, depreciation and amortization; see the reconciliation and rationale for this non-GAAP financial measure below), adjusted for foreign currency translation costs, was $6.5 million or 12.2% of revenues for the quarter, compared to $6.6 million or 12.1% of revenues for the first quarter of 2009.

“We have started to see signs of increased utilization in the domestic market, and demand for our services in the international markets continues to improve; however, several events had a negative impact on the quarter,” said Jerry Winchester, chief executive officer of Boots & Coots. “One event was the mobilization cost for the new ONGC secure and salvage project. By the end of the quarter we had mobilized and expect to realize the positive financial impact of the project in the second quarter. In addition there were costs associated with a higher than expected currency devaluation expense in Venezuela and expenses incurred relating to our announced merger agreement with Halliburton, both non-operational items.”

Business Segment Results

Pressure Control

For the quarter ended March 31, 2010, the Pressure Control segment generated revenues of $22.6 million compared to $27.0 million in the first quarter of 2009 and $23.1 million in the prior 2009 fourth quarter. Adjusted EBITDA for the first quarter was $2.2 million compared to $2.9 million for the first quarter of 2009 and $3.5 million for the prior quarter. The quarter-over-quarter decrease is primarily due to non-recurring international project revenue in the fourth quarter of 2009 and a reduction in the current quarter response revenue, offset by an increase in revenue from Safeguard contracts and other prevention and risk management projects in North Africa and North America. Margins in the quarter were also negatively impacted by the mobilization on the new ONGC project.

Well Intervention

For the quarter ended March, 2010, the Well Intervention segment generated revenues of $23.3 million compared to $20.5 million in the first quarter of 2009 and $23.2 million in the prior 2009 fourth quarter. Adjusted EBITDA for the first quarter was $2.8 million compared to $0.9 million for the first quarter of 2009 and $1.9 million for the prior quarter. The increases were primarily due to the increased performance and utilization in North Africa and North America.

Equipment Services

For the quarter ended March 31, 2010, the Equipment Services segment generated revenues of $7.4 million compared to $7.2 million for the same period in 2009 and $6.7 million for the fourth quarter of 2009. Adjusted EBITDA for the quarter was $1.4 million compared to $2.8 million for the first quarter of 2009 and $1.4 million for the fourth quarter of 2009. During the quarter EBITDA was negatively impacted by expenses associated with new offices and personnel added in South Texas to service customers operating in the Eagle Ford shale.

For the quarter ended March 31, 2010, consolidated SG&A expenses were $3.2 million, compared to $2.9 million in the first quarter of 2009 and $2.9 for the prior quarter. The increase in total SG&A expense was primarily due to increases in professional fees related to our recently announced merger agreement with Halliburton.

Interest expense in the 2010 first quarter was $0.8 million compared to $1.0 million in the first quarter of last year and $0.9 million in the prior fourth quarter. The first quarter of 2009 included a write off of the remaining deferred financing charges from the credit facility that was replaced by a new syndicated credit agreement in February 2009. The remaining decrease from last year’s first quarter was due to a lower composite interest rate resulting from the February 2009 repayment of the $21.2 million subordinated debt to Oil States Energy Services, Inc.

The Company incurred foreign currency translation costs of $1.2 million in the first quarter due to the devaluation of the Venezuelan Bolivar effective January 11, 2010.

For the quarter ended March 31, 2010, the effective income tax rate was 37.3% of pre-tax income compared to 31.6% of pre-tax income in the quarter ended March 31, 2009. The change in the Company’s annual effective rate reflects, among other items, our best estimates of operating results and foreign currency exchange rates.

About Boots & Coots

Boots & Coots, Inc., with its headquarters in Houston, Texas, provides a suite of integrated pressure control services to onshore and offshore oil and gas exploration companies around the world. Boots & Coots’ products and services include well intervention services designed to enhance production for oil and gas operators. These services consist primarily of hydraulic workover and snubbing services. Boots & Coots’ equipment services segment provides high pressure, high temperature rental tools. The company’s pressure control services are designed to reduce the number and severity of critical events such as oil and gas well fires, blowouts or other incidences due to loss of control at the well. This segment consists primarily of the company’s Safeguard prevention and emergency response services. Additional information can be found at www.boots-coots.com.

Additional Information

As previously announced, on April 9, 2010, Boots & Coots entered into a definitive merger agreement with Halliburton pursuant to which Halliburton will acquire all of the outstanding stock of Boots & Coots in a stock and cash transaction. The Boards of Directors of both companies have approved the merger agreement, and each has recommended approval of the transaction to its respective stockholders. Completion of the transaction is subject to the approval of the stockholders of Boots & Coots, regulatory approvals, and other customary conditions.

In connection with the proposed merger, Halliburton and Boots & Coots intend to file materials relating to the transaction with the SEC, including a registration statement of Halliburton, which will include a prospectus of Halliburton and a proxy statement of Boots & Coots. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HALLIBURTON, BOOTS & COOTS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about Halliburton and Boots & Coots, without charge, at the SEC’s web site at www.sec.gov. Copies of Halliburton’s SEC filings may also be obtained for free by directing a request to investors@halliburton.com. Copies of the Boots & Coots’ SEC filings may also be obtained for free by directing a request to investorrelations@boots-coots.com.

Participants in Solicitation

Halliburton and Boots & Coots and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Boots & Coots’ stockholders in respect of the merger. Information about these persons can be found in Halliburton’s proxy statement relating to its 2010 Annual Meeting of Stockholders, as filed with the SEC on April 5, 2010, and Boots & Coots’ Annual Report on Form 10-K/A, as filed with the SEC on April 30, 2010. These documents can be obtained free of charge from the sources indicated above. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.

Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at www.sec.gov.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(000s except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2010	2009

REVENUES	$53,311	$54,662

COST OF SALES, excluding depreciation and amortization	37,413	36,886
OPERATING EXPENSES	6,198	8,232
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,225	2,897
DEPRECIATION AND AMORTIZATION	3,414	2,831

OPERATING INCOME	3,061	3,816

INTEREST EXPENSE	776	961
FOREIGN CURRENCY TRANSLATION	1,173	(28)
OTHER EXPENSE, net	4	40

INCOME BEFORE INCOME TAXES	1,108	2,843
INCOME TAX EXPENSE	413	897

NET INCOME	$695	$1,946

Basic Earnings per Common Share	$0.01	$0.03

Weighted Average Common Shares Outstanding – Basic	76,654,000	76,651,000

Diluted Earnings per Common Share	$0.01	$0.03

Weighted Average Common Shares Outstanding – Diluted	80,167,000	77,752,000

Information concerning operations in our business segments for the three months ended March 31, 2010 and 2009 is presented below. Certain reclassifications have been made to the prior period to conform to the current presentation.

	Three Months Ended March 31,
	2010	2009
	(in thousands)
	(unaudited)
Revenues
Pressure Control	$22,558	$27,034
Well Intervention	23,328	20,469
Equipment Services	7,425	7,159
	$53,311	$54,662
Adjusted EBITDA (a) (b)
Pressure Control	$2,235	$2,949
Well Intervention	2,826	942
Equipment Services	1,414	2,756
	$6,475	$6,647
Depreciation and Amortization (c)
Pressure Control	$181	$146
Well Intervention	2,241	2,066
Equipment Services	992	619
	$3,414	$2,831
Operating Income (Loss)
Pressure Control	$2,054	$2,803
Well Intervention	585	(1,124)
Equipment Services	422	2,137
	$3,061	$3,816

_________________________________

(a) EBITDA represents earnings before interest, income taxes, depreciation and amortization. See the reconciliation and rationale for this non-GAAP financial measure.

(b) Adjusted EBITDA represents EBITDA before foreign currency translation costs.

(c) Operating expenses and depreciation and amortization have been charged to each segment based upon specific identification of expenses and an allocation of remaining non-segment specific expenses pro rata between segments based upon relative revenues.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
RECONCILIATION BETWEEN CONSOLIDATED STATEMENTS OF INCOME AND ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2010	2009

Net Income	$695	$1,946

Income Tax Expense	$413	$897

Interest Expense and Other, net	$780	$1,001

Depreciation and Amortization	$3,414	$2,831

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (a)	$5,302	$6,675

Foreign Currency Translation	$1,173	$(28)

Adjusted EBITDA (b)	$6,475	$6,647

_________________________________

(a) Earnings before interest, income taxes, depreciation and amortization (“EBITDA”) is a non-GAAP financial measure, as it excludes amounts or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements. “GAAP” refers to generally accepted accounting principles in the United States of America. Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we also present the most directly comparable financial measure and present it in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure and such comparable GAAP financial measure. Management believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its debt service and working capital requirements.

(b) Adjusted EBITDA represents EBITDA before foreign currency translation costs.

BOOTS & COOTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(000s except share and per share amounts)

ASSETS
	March 31, 2010	December 31, 2009
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$6,794	$7,357
Restricted cash	323	323
Receivables, net	75,523	70,471
Inventory	4,005	3,569
Prepaid expenses and other current assets	8,109	10,928
Total current assets	94,754	92,648

PROPERTY AND EQUIPMENT, net	81,492	80,289
GOODWILL	14,313	14,313
INTANGIBLE ASSETS, net	7,258	7,500
OTHER ASSETS	2,757	2,616
Total assets	$200,574	$197,366

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$6,932	$6,931
Accounts payable	22,952	17,857
Income tax payable	5,798	3,587
Accrued compensation and benefits	3,663	6,004
Accrued taxes, other than income tax	4,702	5,003
Accrued liabilities	6,611	6,262
Total current liabilities	50,658	45,644

LONG-TERM DEBT, net of current maturities	32,316	32,359
RELATED PARTY LONG-TERM DEBT	3,000	3,000
DEFERRED TAXES	3,017	5,638
OTHER LIABILITIES	605	1,108
Total liabilities	89,596	87,749

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock ($.00001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively)	—	—
Common stock ($.00001 par value, 125,000,000 shares authorized, 81,604,000 and 80,046,000 shares issued and outstanding at March 31, 2010 and December 31, 2009)	1	1
Additional paid-in capital	130,621	129,955
Accumulated other comprehensive loss	(1,234)	(1,234)
Accumulated deficit	(18,410)	(19,105)
Total stockholders' equity	110,978	109,617
Total liabilities and stockholders' equity	$200,574	$197,366

BOOTS & COOTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(000s)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$695	$1,946
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,414	2,831
Deferred tax expense (credit)	(2,621)	803
Stock-based compensation	515	375
Excess tax expense from stock options exercised	192	—
Bad debt provision, net	83	10
Gain on sale/disposal of assets	(3)	(22)
Changes in operating assets and liabilities, net of business acquisitions:
Receivables	(5,135)	(3,418)
Inventory	(436)	(348)
Prepaid expenses and other current assets	2,819	8
Other assets	(141)	(2,829)
Accounts payable and accrued liabilities	4,319	(359)
Net cash provided by (used in) operating activities	3,701	(1,003)

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquired, net of cash received	—	(6,668)
Property and equipment additions	(4,380)	(6,052)
Proceeds from sale of property and equipment	8	43
Net cash used in investing activities	(4,372)	(12,677)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of related party debt	—	(21,166)
Payments of term loan	(1,720)	(3,927)
Revolving credit net borrowings	1,690	394
Principal payments under capital lease obligations	(13)	(10)
Term loan borrowings	—	34,400
Increase in restricted cash	—	(381)
Stock options exercised	343	—
Excess tax expense from stock options exercised	(192)	—
Net cash provided by financing activities	108	9,310
Net (decrease) in cash and cash equivalents	(563)	(4,370)
CASH AND CASH EQUIVALENTS, beginning of period	7,357	6,220
CASH AND CASH EQUIVALENTS, end of period	$6,794	$1,850

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$687	$645
Cash paid for income taxes	225	761
NON-CASH INVESTING AND FINANCING ACTIVITIES
Long-term notes issued for acquisition of business	−	3,000

CONTACT:
Boots & Coots, Inc.
Investor Contact:
Jennifer Tweeton, 281-931-8884
jtweeton@boots-coots.com